First Trust Advisors L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

December 31, 2012

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re:                     FT 3939

Gentlemen:

We have examined the Registration Statement File No. 333-184802 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                         First Trust Advisors L.P.

                                          Elizabeth H. Bull

                                         Senior Vice President